Exhibit 99.2

Financial Supplement MARCH 31, 2011 Assured Guaranty Ltd.

Table of Contents Page Selected Financial Highlights 1 Consolidated Statements of Operations 2 Net Income (Loss) Reconciliation to Operating Income 3 Consolidated Balance Sheets 4 Adjusted Book Value 5 Claims Paying Resources 6 New Business Production 7 Financial Guaranty Gross Par Written 8 New Business Production by Quarter 9 Investment Portfolio, Available-for-Sale 10 Estimated Net Exposure Amortization and Estimated Future Net Premium and Credit Derivative Revenues 11 Expected Amortization of Net Par Outstanding 12 Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed 13 Financial Guaranty Profile 14-16 Direct Pooled Corporate Obligations Profile 17 Consolidated U.S. RMBS Profile 18 Direct U.S. RMBS Profile 19-20 Direct U.S. Commercial Real Estate Profile 21 Direct U.S. Consumer Receivables Profile 22 Below Investment Grade Exposures 23-27 Largest Exposures by Sector 28-31 Rollforward of Net Expected Loss and Loss Adjustment Expense to be Paid 32 Financial Guaranty Insurance and Credit Derivative U.S. RMBS Representations and Warranties Benefit Development 33 Losses Incurred and Paid 34 Summary Financial and Statistical Data 35 Glossary 36 Endnotes Related to Non-GAAP Financial Measures 37 Some amounts in this financial supplement may not add due to rounding. Assured Guaranty Ltd. This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission (‘‘SEC’’), including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2011. Financial Supplement Amounts in this financial supplement include the consolidated results of Assured Guaranty Municipal Holdings Inc., formerly Financial Security Assurance Holdings Ltd. ("AGMH"), which Assured Guaranty acquired on July 1, 2009. March 31, 2011 Cautionary Statement Regarding Forward-Looking Statements: Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. The Company’s forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade or change in outlook at any time of AGL or its subsidiaries and/or of transactions that AGL's subsidiaries have insured, both of which have occurred in the past, or a change in rating criteria; (2) developments in the world’s financial and capital markets that adversely affect issuers’ payment rates, the Company’s loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world’s credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of the Company’s expected loss estimates; (5) the impact of market volatility on the mark-to-market of the Company’s contracts written in credit default swap form; (6) reduction in the amount of insurance or reinsurance opportunities available to the Company; (7) deterioration in the financial condition of our reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amount s owed to us under our reinsurance agreements; (8) the possibility that the Company will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (9) increased competition; (10) changes in applicable accounting policies or practices; (11) changes in applicable laws or regulations, including insurance and tax laws; (12) other governmental actions; (13) difficulties with the execution of the Company’s business strategy; (14) contract cancellations; (15) the Company’s dependence on customers; (16) loss of key personnel; (17) adverse technological developments; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risks and uncertainties that have not been identified at this time; (21) management’s response to these factors; and (22) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

2011 2010 Operating income reconciliation: Operating income 1 248.9 $ 112.6 $ Plus after-tax adjustments: Realized gains (losses) on investments 1.9 6.7 Non-credit impairment unrealized fair value gains (losses) on credit derivatives (217.4) 230.8 Fair value gains (losses) on committed capital securities 0.3 (0.8) Foreign exchange gains (losses) on revaluation of premiums receivable 9.2 (23.0) Effect of consolidating financial guaranty variable interest entities ("VIEs") 82.5 (4.3) Net income (loss) 125.4 $ 322.0 $ Return on equity ("ROE") calculations 2: ROE, excluding unrealized gain (loss) on investment portfolio 13.4% 37.5% Operating ROE 20.4% 10.7% Earnings per diluted share: Operating income 1.33 $ 0.59 $ Plus after-tax adjustments: Realized gains (losses) on investments 0.01 0.03 Non-credit impairment unrealized fair value gains (losses) on credit derivatives (1.16) 1.21 Fair value gains (losses) on committed capital securities - - Foreign exchange gains (losses) on revaluation of premiums receivable 0.05 (0.12) Effect of consolidating financial guaranty VIEs 0.44 (0.02) Net income (loss) 0.67 $ 1.69 $ Other information: Gross par written 2,319 $ 7,188 $ Effective tax rate on operating income 28.0% 32.2% Effective tax rate on net income 34.7% 26.3% Other information: March 31, 2011 December 31, 2010 Net debt service outstanding 905,999 $ 927,143 $ Net par outstanding 602,287 617,131 Claims paying resources 3 12,655 12,630 2. Quarterly ROE calculations represent annualized returns. 3. See page 6. Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures. 1. The Company revised its definition of operating income in second quarter 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. Three months ended March 31, 2010 are presented on a consistent basis. As of Assured Guaranty Ltd. Selected Financial Highlights (dollars in millions, except per share amounts) March 31, Three Months Ended Page 1

2011 2010 Revenues: Net earned premiums 254.0 $ 319.6 $ Net investment income 96.4 84.3 Net realized investment gains (losses) 2.8 9.4 Net change in fair value of credit derivatives: Credit derivative revenues 61.0 54.7 Losses incurred on credit derivatives (0.1) (76.4) Net unrealized gains (losses), excluding losses incurred (296.6) 300.5 Net change in fair value of credit derivatives (235.7) 278.8 Fair value gains (losses) on committed capital securities 0.5 (1.3) Net change in financial guaranty VIEs 93.9 (10.6) Other income 42.2 (12.9) Total revenues 254.1 667.3 Expenses: Loss and loss adjustment expenses (27.0) 130.5 Amortization of deferred acquisition costs 7.4 8.2 - 4.0 Interest expense 24.8 25.1 Other operating expenses 56.8 62.6 Total expenses 62.0 230.4 Income (loss) before income taxes 192.1 436.9 Provision (benefit) for income taxes 66.7 114.9 Net income (loss) 125.4 $ 322.0 $ Less after-tax adjustments: Realized gains (losses) on investments 1.9 6.7 Non-credit impairment unrealized fair value gains (losses) on credit derivatives (217.4) 230.8 Fair value gains (losses) on committed capital securities 0.3 (0.8) Foreign exchange gains (losses) on revaluation of premiums receivable 9.2 (23.0) Effect of consolidating financial guaranty VIEs 82.5 (4.3) Operating income 248.9 $ 112.6 $ Weighted average shares outstanding Basic shares outstanding 183.9 184.3 Diluted shares outstanding 1 187.1 190.6 Shares outstanding at the end of period 184.0 184.3 Effect of refundings and accelerations, net Net earned premiums from refundings and accelerations 29.6 $ 15.4 $ Operating income effect 19.8 9.9 Operating income per diluted share effect 0.11 0.05 Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures. 1. Non-GAAP diluted shares outstanding were 187.1 million and 190.8 million for the three months ended March 31, 2011 and 2010, respectively. Assured Guaranty Municipal Holdings Inc. ("AGMH") acquisition-related expenses Assured Guaranty Ltd. Consolidated Statements of Operations (dollars and shares in millions, except per share amounts) March 31, Three Months Ended Page 2

Assured Guaranty Ltd.

Consolidated Statements of Operations

Net Income (Loss) Reconciliation to Operating Income

(in millions)

	Three Months Ended March 31, 2011			Three Months Ended March 31, 2010		
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:						
Net earned premiums	$ 254.0	$ (19.1) (1)	$ 273.1	$ 319.6	$ (6.0) (1)	$ 325.6
Net investment income	96.4	-	96.4	84.3	-	84.3
Net realized investment gains (losses)	2.8	2.8 (2)	-	9.4	9.4 (2)	-
Net change in fair value of credit derivatives:						
Realized gains and other settlements	35.4	35.4	-	26.7	26.7	-
Net unrealized gains (losses)	(271.1)	(271.1)	-	252.1	252.1	-
Credit derivative revenues	-	(61.0)	61.0	-	(54.7)	54.7
Losses incurred on credit derivatives	-	0.1	(0.1)	-	76.4	(76.4)
Net change in fair value of credit derivatives	(235.7)	(296.6) (3)	60.9	278.8	300.5 (3)	(21.7)
Fair value gain (loss) on committed capital securities	0.5	0.5 (4)	-	(1.3)	(1.3) (4)	-
Net change in financial guaranty VIEs	93.9	93.9 (1)	-	(10.6)	(10.6) (1)	-
Other income	42.2	12.9 (5)	29.3	(12.9)	(31.1) (5)	18.2
Total revenues	**254.1**	**(205.6)**	**459.7**	**667.3**	**260.9**	**406.4**
Expenses:						
Loss and loss adjustment expenses	(27.0)	(51.9) (1)	24.9	130.5	(10.0) (1)	140.5
Amortization of deferred acquisition costs	7.4	-	7.4	8.2	-	8.2
AGMH acquisition-related expenses	-	-	-	4.0	-	4.0
Interest expense	24.8	-	24.8	25.1	-	25.1
Other operating expenses	56.8	-	56.8	62.6	-	62.6
Total expenses	**62.0**	**(51.9)**	**113.9**	**230.4**	**(10.0)**	**240.4**
Income (loss) before income taxes	**192.1**	**(153.7)**	**345.8**	**436.9**	**270.9**	**166.0**
Provision (benefit) for income taxes	66.7	(30.2) (6)	96.9	114.9	61.5 (6)	53.4
Net income (loss)	**$ 125.4**	**$ (123.5)**	**$ 248.9**	**$ 322.0**	**$ 209.4**	**$ 112.6**

1. Adjustments to eliminate the effects of consolidating financial guaranty VIEs.
2. Adjustments to eliminate realized gains (losses) on investments.
3. Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and losses incurred.
4. Adjustments to eliminate fair value gain (loss) on committed capital securities.
5. Adjustments to eliminate foreign exchange gains (losses) on revaluation of net premiums receivable.
6. Tax effect of the above adjustments.

Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Page 3

Assured Guaranty Ltd. Consolidated Balance Sheets March 31, December 31, 2011 2010 Assets: Investment portfolio: Fixed maturity securities, available-for-sale, at fair value 9,472.1 $ 9,415.3 $ Short-term investments, at fair value 768.5 1,031.6 Other invested assets 264.5 283.0 Total investment portfolio 10,505.1 10,729.9 Cash 95.9 107.2 Premiums receivable, net of ceding commissions payable 1,118.0 1,167.6 Ceded unearned premium reserve 794.3 821.8 Deferred acquisition costs 236.0 239.8 Reinsurance recoverable on unpaid losses 18.6 22.3 Salvage and subrogation recoverable 1,057.0 1,032.4 Credit derivative assets 619.3 592.9 Deferred tax asset, net 1,004.5 1,224.0 Current income tax receivable 159.6 - Financial guaranty VIE assets, at fair value 3,679.0 3,657.5 Other assets 221.9 199.2 Total assets 19,509.2 $ 19,794.6 $ Liabilities and shareholders' equity: Liabilities: Unearned premium reserve 6,637.2 $ 6,972.9 $ Loss and loss adjustment expense reserve 407.9 563.0 Reinsurance balances payable, net 268.2 274.4 Long-term debt 1,049.7 1,052.9 Credit derivative liabilities 2,761.5 2,465.5 Current income tax payable - 93.0 Financial guaranty VIE liabilities with recourse, at fair value 2,757.8 2,927.0 Financial guaranty VIE liabilities without recourse, at fair value 1,373.0 1,337.2 Other liabilities 359.4 309.9 Total liabilities 15,614.7 15,995.8 Shareholders' equity: Common stock 1.8 1.8 Additional paid-in capital 2,589.2 2,585.4 Retained earnings 1,215.9 1,098.9 Accumulated other comprehensive income 85.6 110.7 Deferred equity compensation 2.0 2.0 Total shareholders' equity 3,894.5 3,798.8 Total liabilities and shareholders' equity 19,509.2 $ 19,794.6 $ As of : (in millions) Page 4

Total Per share Total Per share Reconciliation of shareholders' equity to adjusted book value: Shareholders' equity 3,894.5 $ 21.16 $ 3,798.8 $ 20.67 $ Less after-tax adjustments: Effect of consolidating financial guaranty VIEs (229.2) (1.25) (311.8) (1.70) Non-credit impairment unrealized fair value gains (losses) on credit derivatives (970.0) (5.27) (764.8) (4.16) Fair value gains (losses) on committed capital securities 12.5 0.07 12.2 0.07 Unrealized gain (loss) on investment portfolio excluding foreign exchange effect 78.1 0.42 100.1 0.54 Operating shareholders' equity 5,003.1 $ 27.18 $ 4,763.1 $ 25.92 $ After-tax adjustments: Less: Deferred acquisition costs 241.9 1.31 248.4 1.35 Plus: Net present value of estimated net future credit derivative revenue 405.4 2.20 424.8 2.31 Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed 3,952.4 21.48 4,059.6 22.09 Adjusted book value 9,119.0 $ 49.55 $ 8,999.1 $ 48.98 $ Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures. Assured Guaranty Ltd. Adjusted Book Value (dollars in millions, except per share amounts) March 31, 2011 December 31, 2010 As of : Page 5

Assured Guaranty Ltd.

Claims Paying Resources

(dollars in millions)

	As of March 31, 2011				
	Assured Guaranty Corp.	Assured Guaranty Re Ltd. [1]	Assured Guaranty Municipal Corp.	Eliminations [2]	Consolidated
Claims paying resources					
Policyholders' surplus	$ 866	$ 1,131	$ 1,393	$ (300)	$ 3,090
Contingency reserve	739	-	1,666	-	2,405
Qualified statutory capital	**1,605**	**1,131**	**3,059**	**(300)**	**5,495**
Unearned premium reserve	860	1,054	2,286	-	4,200
Loss and loss adjustment expense reserves [3, 4]	402	181	37	-	620
Total policyholders' surplus and reserves	**2,867**	**2,366**	**5,382**	**(300)**	**10,315**
Present value of installment premium [4]	495	281	666	-	1,442
Standby line of credit/stop loss	200	200	498	-	898
Total claims paying resources	**$ 3,562**	**$ 2,847**	**$ 6,546**	**$ (300)**	**$ 12,655**
Net par outstanding [5]	$ 115,145	$ 136,292	$ 337,264	$ (1,728)	$ 586,973
Net debt service outstanding [5]	$ 166,459	$ 220,009	$ 506,701	$ (3,937)	$ 889,232
Ratios:					
Net par outstanding to qualified statutory capital	72:1	121:1	110:1		107:1
Capital ratio [6]	104:1	195:1	166:1		162:1
Financial resources ratio [7]	47:1	77:1	77:1		70:1

1. Assured Guaranty Re Ltd. ("AG Re") numbers are the Company's estimate of U.S. statutory.
2. In 2009, Assured Guaranty Corp. ("AGC") issued a $300.0 million note payable to Assured Guaranty Municipal Corp. ("AGM"). Net par and net debt service outstanding eliminations represent second-to-pay policies between Assured Guaranty's insurance subsidiaries.
3. Reserves are reduced by approximately $2.3 billion for benefit related to representation and warranty recoverables.
4. Includes financial guaranty insurance and credit derivatives.
5. Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., the rights and interests of bondholders and their lien on pledged revenues or other security are terminated in accordance with bond documentation) and when such issue is economically defeased (i.e., bond documentation does not provide a procedure for termination of such rights, interests and lien other than through payment of all outstanding debt in full; funds are deposited in an escrow account for future payment of the debt; and if the funds deposited prove insufficient to pay the outstanding debt in full, the issuer continues to be legally obligated to make payment on such debt).
6. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
7. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Page 6

Assured Guaranty Ltd.

New Business Production

(dollars in millions)

	Three Months Ended March 31,	
	2011	2010
Consolidated new business production analysis:		
Present value of new business production ("PVP")		
Public finance - U.S.:		
Primary markets	$ 26.7	$ 60.4
Secondary markets	7.3	13.9
Public finance - non-U.S.		
Primary markets	-	-
Secondary markets	-	-
Structured finance - U.S.	11.3	4.5
Structured finance - non-U.S.	7.2	-
Total PVP	52.5	78.8
Less: PVP of credit derivatives	-	-
PVP of financial guaranty insurance	52.5	78.8
Less: financial guaranty installment premium PVP	18.7	4.5
Total: financial guaranty upfront gross written premiums ("GWP")	33.8	74.3
Plus: financial guaranty installment adjustment [1]	(45.3)	17.8
Total GWP	**$ (11.5)**	**$ 92.1**
Consolidated financial guaranty gross par written:		
Public finance - U.S.		
Primary markets	$ 1,886	$ 5,816
Secondary markets	333	372
Public finance - non-U.S.		
Primary markets	-	-
Secondary markets	-	-
Structured finance - U.S.	100	1,000
Structured finance - non-U.S.	-	-
Total	**$ 2,319**	**$ 7,188**

1. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Page 7

Sector: Gross Par Written Avg. Rating 1 U.S. public finance: General obligation 1,390 $ A- Tax backed 312 A Municipal utilities 160 A- Higher education 174 A Transportation 172 A Healthcare 5 BBB+ Other public finance 6 A- Total U.S. public finance 2,219 A- Non- U.S. public finance: Total non-U.S. public finance - - Total public finance 2,219 $ A- U. S. structured finance: Other structure finance 100 $ A+ Total U.S. structured finance 100 A+ Non-U.S. structured finance: Total non-U.S. structured finance - - Total structured finance 100 $ A+ Total gross par written 2,319 $ A- 1. Assured Guaranty's internal rating. The Company’s ratings scale is similar to that used by the nationally recognized statistical rating organizations ("NRSROs"); however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. Assured Guaranty Ltd. Financial Guaranty Gross Par Written (in millions) Financial Guaranty Gross Par Written by Asset Type Three Months Ended March 31, 2011 Page 8

Assured Guaranty Ltd.

New Business Production by Quarter

(in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10	1Q-11
PVP:							
Public finance - U.S.							
Primary markets	$ 150.6	$ 99.5	$ 60.4	$ 72.7	$ 74.7	$ 77.8	$ 26.7
Secondary markets	4.3	14.5	13.9	8.7	9.8	10.1	7.3
Public finance - non-U.S.							
Primary markets	-	-	-	-	-	-	-
Secondary markets	-	-	-	0.7	-	-	-
Structured finance - U.S.	2.3	6.3	4.5	5.7	3.7	16.3	11.3
Structured finance - non-U.S.	0.9	0.1	-	2.1	0.7	0.9	7.2
Total PVP	158.1	120.4	78.8	89.9	88.9	105.1	52.5
Less: PVP of credit derivatives	-	-	-	-	-	-	-
PVP of financial guaranty insurance	158.1	120.4	78.8	89.9	88.9	105.1	52.5
Less: financial guaranty installment premium PVP	4.2	(2.9)	4.5	8.0	4.9	15.8	18.7
Total: financial guaranty upfront GWP	153.9	123.3	74.3	81.9	84.0	89.3	33.8
Plus: financial guaranty installment adjustment [1]	(29.8)	(66.9)	17.8	9.8	(6.4)	(128.4)	(45.3)
Total financial guaranty GWP	124.1	56.4	92.1	91.7	77.6	(39.1)	(11.5)
Plus: other GWP	0.1	-	-	-	-	-	-
Total GWP	**$ 124.2**	**$ 56.4**	**$ 92.1**	**$ 91.7**	**$ 77.6**	**$ (39.1)**	**$ (11.5)**

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10	1Q-11
Gross par written[2]:							
Public finance - U.S.							
Primary markets	$ 8,338	$ 6,296	$ 5,816	$ 6,537	$ 6,785	$ 7,057	$ 1,886
Secondary markets	159	440	372	290	441	464	333
Public finance - non-U.S.							
Primary markets	-	-	-	-	-	-	-
Secondary markets	-	-	-	34	-	-	-
Structured finance - U.S.	600	1,250	1,000	1,400	200	363	100
Structured finance - non-U.S.	-	-	-	-	-	-	-
Total	**$ 9,097**	**$ 7,986**	**$ 7,188**	**$ 8,261**	**$ 7,426**	**$ 7,884**	**$ 2,319**

Net par outstanding (end of period):

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10	1Q-11
Public finance - U.S.	$ 424,885	$ 423,078	$ 430,112	$ 429,874	$ 426,584	$ 426,996	$ 417,367
Public finance - non-U.S.	43,227	42,775	41,406	39,573	42,125	40,743	41,828
Structured finance - U.S.	142,183	138,301	133,544	125,955	125,679	118,756	113,108
Structured finance - non-U.S.	36,335	36,268	34,403	32,112	33,684	30,636	29,984
Total	**$ 646,630**	**$ 640,422**	**$ 639,465**	**$ 627,514**	**$ 628,072**	**$ 617,131**	**$ 602,287**

1. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.

2. Includes committed amount including undrawn revolvers.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Note: AGM is included in the financial guaranty direct segment.

Page 9

Assured Guaranty Ltd.

Investment Portfolio, Available-For-Sale
As of March 31, 2011
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income[1]
Investment portfolio, available-for-sale:					
Fixed maturity securities:					
U.S. Treasury securities and obligations					
of U.S. government agencies	$ 496.8	2.87%	2.19%	$ 514.7	$ 14.3
Agency obligations	470.5	3.34%	2.81%	493.1	15.7
Foreign government securities	346.3	3.08%	2.01%	348.8	10.7
Obligations of states and political subdivisions	3,028.9	4.10%	3.87%	3,043.1	124.2
Insured obligations of state and political subdivisions [2]	1,876.6	4.85%	4.59%	1,888.5	90.9
Corporate securities	946.9	3.64%	2.99%	953.1	34.4
Mortgage-backed securities ("MBS") [3]:					
Residential MBS ("RMBS")	1,328.9	5.37%	4.35%	1,305.8	71.3
Commercial MBS ("CMBS")	395.6	4.52%	3.90%	409.0	17.9
Asset-backed securities [4]	491.7	3.52%	2.52%	516.0	17.3
Total fixed maturity securities	9,382.2	4.23%	3.71%	9,472.1	396.7
Short-term investments	768.5	0.14%	0.10%	768.5	1.1
Total	**$ 10,150.7**	**3.92%**	**3.44%**	**$ 10,240.6**	**$ 397.8**

Ratings [5]:	**Fair Value**	**%**
U.S. Treasury securities and obligations		
of U.S. government agencies	$ 514.7	5.4%
Agency obligations	493.1	5.2%
AAA/Aaa	3,169.5	33.5%
AA/Aa	3,253.4	34.3%
A/A	1,439.5	15.2%
BBB	100.5	1.1%
Below investment grade ("BIG") [6]	302.1	3.2%
Not rated [6]	199.3	2.1%
Total fixed maturity securities available-for-sale	**$ 9,472.1**	**100.0%**

Duration of available-for-sale investment portfolio (in years):	**5.0**
Average ratings of available-for-sale investment portfolio	**AA**

1. Represents annualized investment income based on amortized cost and pre-tax book yields.

2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average A+. Includes $314.2 million insured by AGC and AGM.

3. Contains no U.S. subprime RMBS.

4. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").

5.Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies which use internal ratings classifications.

6. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $1,204.0 million in par with carrying value of $454.0 million.

Page 10

Assured Guaranty Ltd.

Estimated Net Exposure Amortization [1] and Estimated Future Net Premium and Credit Derivative Revenues

(in millions)

	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Financial Guaranty Insurance [2]: Expected PV Net Earned Premiums	Financial Guaranty Insurance [2]: Accretion of Discount	Financial Guaranty Insurance [2]: Future Net Premiums Earned	Future Credit Derivative Revenues [3]	Total
2011 (as of March 31, 2011)		$ 905,999					
2011 (April 1 - December 31)	$ 51,238	854,761	$ 557.1	$ 23.6	$ 580.7	$ 118.4	$ 699.1
2012	68,447	786,314	589.9	29.5	619.4	132.0	751.4
2013	62,992	723,322	491.2	27.1	518.3	102.6	620.9
2014	64,268	659,054	434.7	25.3	460.0	72.8	532.8
2015	53,802	605,252	385.4	23.3	408.7	51.3	460.0
2011-2015	300,747	605,252	2,458.3	128.8	2,587.1	477.1	3,064.2
2016-2020	198,543	406,709	1,451.2	93.7	1,544.9	131.1	1,676.0
2021-2025	155,614	251,095	918.3	62.8	981.1	71.6	1,052.7
2026-2030	107,255	143,840	567.9	39.3	607.2	54.7	661.9
After 2030	143,840	-	611.3	33.8	645.1	91.2	736.3
Total	$ 905,999		$ 6,007.0	$ 358.4	$ 6,365.4	$ 825.7	$ 7,191.1

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2011. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2. See page 13 for "Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed."

3. Excludes contracts with credit impairment.

Page 11

Assured Guaranty Ltd.

Expected Amortization of Net Par Outstanding

(in millions)

Structured Finance

	Estimated Net Par Amortization: U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products [1]	Other Structured Finance	Total	Estimated Ending Net Par Outstanding
2011 (as of March 31, 2011)						$ 143,092
2011 (April 1 - December 31)	$ 8,301	$ 4,197	$ 281	$ 3,056	$ 15,835	127,257
2012	14,001	4,103	1,107	4,121	23,332	103,925
2013	15,345	3,157	860	1,897	21,259	82,666
2014	19,500	2,247	659	1,825	24,231	58,435
2015	9,395	1,789	357	4,245	15,786	42,649
2011-2015	66,542	15,493	3,264	15,144	100,443	42,649
2016-2020	14,267	4,934	488	3,818	23,507	19,142
2021-2025	2,606	2,033	630	1,810	7,079	12,063
2026-2030	421	711	596	524	2,252	9,811
After 2030	3,565	954	1,315	3,977	9,811	-
Total structured finance	**$ 87,401**	**$ 24,125**	**$ 6,293**	**$ 25,273**	**$ 143,092**	

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding
2011 (as of March 31, 2011)		$ 459,195
2011 (April 1 - December 31)	$ 17,072	442,123
2012	22,106	420,017
2013	20,138	399,879
2014	19,832	380,047
2015	19,076	360,971
2011-2015	98,224	360,971
2016-2020	96,581	264,390
2021-2025	93,787	170,603
2026-2030	70,879	99,724
After 2030	99,724	-
Total public finance	**$ 459,195**	

1. See Glossary for description of financial products.

Page 12

Assured Guaranty Ltd.

Present Value ("PV") of Financial Guaranty Insurance Net Expected Loss to be Expensed

(in millions)

	Net Expected Loss to be Expensed [1]	
	Operating [2]	GAAP
2011 (April 1 - June 30)	$ 57.8	$ 48.0
2011 (July 1 - September 30)	58.1	49.1
2011 (October 1 - December 31)	48.4	40.2
2012	138.0	110.8
2013	85.9	61.8
2014	66.8	45.8
2015	56.4	37.2
2011-2015	511.4	392.9
2016-2020	194.3	138.4
2021-2025	85.3	68.1
2026-2030	58.7	54.6
After 2030	54.5	53.6
Total expected PV of net expected loss to be expensed	**904.2**	**707.6**
Discount	709.3	707.1
Total future value	**$ 1,613.5**	**$ 1,414.7**

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0.0% to 5.29%.

2. Operating income includes net expected loss to be expensed on consolidated VIEs.

Page 13

Assured Guaranty Ltd.

Financial Guaranty Profile (1 of 3)
As of March 31, 2011
(in millions)

Net Par Outstanding and Average Rating by Asset Type

	March 31, 2011		December 31, 2010	
	Net Par Outstanding	Avg. Rating [1]	Net Par Outstanding	Avg. Rating [1]
U.S. public finance:				
General obligation	$ 178,259	A+	$ 181,799	A+
Tax backed	81,687	A+	83,403	A+
Municipal utilities	67,908	A	70,066	A
Transportation	35,996	A	36,973	A
Healthcare	20,957	A	21,592	A
Higher education	15,654	A+	15,687	A+
Housing	6,280	AA-	6,562	AA-
Infrastructure finance	4,121	BBB+	4,092	BBB+
Investor-owned utilities	1,260	A-	1,505	A-
Other public finance	5,245	A-	5,317	A-
Total U.S. public finance	417,367	A+	426,996	A+
Non-U.S. public finance:				
Infrastructure finance	16,339	BBB	15,973	BBB
Regulated utilities	14,220	BBB+	13,978	BBB+
Pooled infrastructure	3,551	AA	3,432	AA
Other public finance	7,718	AA-	7,360	AA-
Total non-U.S. public finance	41,828	A-	40,743	A-
Total public finance	**$ 459,195**	**A**	**$ 467,739**	**A**
U.S. structured finance:				
Pooled corporate obligations	$ 64,402	AAA	$ 67,384	AAA
RMBS	24,125	BB	25,130	BB
CMBS and other commercial real estate related exposures	6,919	AAA	7,084	AAA
Financial products [2]	6,293	AA-	6,831	AA-
Consumer receivables	5,549	A+	6,073	AA-
Commercial receivables	2,057	BBB+	2,139	BBB+
Insurance securitizations	1,698	A+	1,584	A+
Structured credit	930	BB	1,729	BBB
Other structured finance	1,135	A-	802	A-
Total U.S. structured finance	113,108	AA-	118,756	AA-
Non-U.S. structured finance:				
Pooled corporate obligations	22,999	AAA	22,610	AAA
RMBS	2,623	AA+	3,394	AA+
Commercial receivables	1,616	A-	1,729	A-
Structured credit	1,195	BBB	1,267	BBB
Insurance securitizations	964	CCC-	964	CCC-
CMBS and other commercial real estate related exposures	188	AAA	251	AAA
Other structured finance	399	Super Senior	421	Super Senior
Total non-U.S. structured finance	29,984	AA+	30,636	AA+
Total structured finance	**$ 143,092**	**AA-**	**$ 149,392**	**AA**
Total net par outstanding	**$ 602,287**	**A+**	**$ 617,131**	**A+**

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. See the Glossary for a description of financial products.

Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Page 14

Assured Guaranty Ltd.

Financial Guaranty Profile (2 of 3)

(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	As of March 31, 2011									
	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated	
Ratings [1]:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
Super senior	$ -	0.0%	$ 1,486	3.6%	$ 22,256	19.7%	$ 8,081	27.0%	$ 31,823	5.3%
AAA	5,587	1.3%	1,382	3.3%	41,376	36.6%	12,911	43.1%	61,256	10.2%
AA	156,954	37.6%	1,367	3.3%	15,776	13.9%	1,970	6.6%	176,067	29.2%
A	210,705	50.5%	12,932	30.9%	6,181	5.5%	1,827	6.1%	231,645	38.5%
BBB	41,130	9.9%	22,793	54.4%	6,841	6.0%	3,903	12.9%	74,667	12.3%
BIG	2,991	0.7%	1,868	4.5%	20,678	18.3%	1,292	4.3%	26,829	4.5%
Total net par outstanding	**$ 417,367**	**100.0%**	**$ 41,828**	**100.0%**	**$ 113,108**	**100.0%**	**$ 29,984**	**100.0%**	**$ 602,287**	**100.0%**

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Page 15

Geographic Distribution of Financial Guaranty Portfolio as of March 31, 2011 U.S.: Net Par Public finance: Outstanding % of Total California 59,432 $ 9.9% New York 34,360 5.7% Pennsylvania 30,438 5.1% Texas 30,321 5.0% Florida 26,384 4.4% Illinois 25,783 4.3% New Jersey 17,594 2.9% Michigan 16,586 2.8% Massachusetts 12,149 2.0% Other states 164,320 27.3% Total public finance 417,367 69.4% Structured finance (multiple states) 113,108 18.8% Total U.S. 530,475 88.2% Non-U.S.: United Kingdom 26,731 4.4% Australia 9,192 1.5% Canada 4,471 0.7% France 2,706 0.4% Italy 2,379 0.4% Other 26,333 4.4% Total non-U.S. 71,812 11.8% Total net par outstanding 602,287 $ 100.0% Assured Guaranty Ltd. Financial Guaranty Profile (3 of 3) (dollars in millions) Page 16

Assured Guaranty Ltd.

Direct Pooled Corporate Obligations Profile

(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings as of March 31, 2011

Ratings [1]:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]
Super Senior	$ 24,262	28.2%	31.0%	29.3%
AAA	48,530	56.5%	28.5%	28.8%
AA	5,543	6.4%	41.3%	37.5%
A	550	0.6%	47.1%	40.2%
BBB	3,859	4.5%	29.7%	23.6%
BIG	3,202	3.8%	45.9%	22.4%
Total exposures	**$ 85,946**	**100.0%**	**30.9%**	**29.1%**

Distribution of Direct Pooled Corporate Obligations by Asset Class as of March 31, 2011

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]	Avg. Rating [1]
CBOs/CLOs [3]	$ 51,094	59.4%	31.2%	30.5%	AAA
Synthetic investment grade pooled corporates	15,165	17.6%	19.2%	17.5%	AAA
Synthetic high yield pooled corporates	6,605	7.7%	39.6%	34.6%	AAA
Market value CDOs of corporates	5,378	6.3%	34.5%	41.7%	AAA
Trust preferred – banks and insurance [4]	3,495	4.1%	47.0%	32.6%	BBB-
Trust preferred – U.S. mortgage and REITs [4 5]	2,338	2.7%	50.0%	32.6%	BB
Trust preferred – European mortgage and REITs [4 5]	974	1.1%	36.7%	33.5%	BBB-
Other pooled corporates	897	1.1%	24.4%	21.1%	BBB+
Total exposures	**$ 85,946**	**100.0%**	**30.9%**	**29.1%**	**AAA**

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

3. CBOs (collateralized bond obligation)/CLOs (collateralized loan obligation) are largely non-investment grade/high yield collateral.

4. Prior to fourth quarter 2010, the ratio of average current credit enhancement for Trust Preferred Pooled Corporate Obligations was based on the value of the collateral as reported by the trustees, which for non-performing or low-rated collateral varied by transaction in accordance with the individual transaction documents. Beginning fourth quarter 2010, Assured Guaranty has made the measure consistent across transactions, assigning a value of 100% of the par to all performing securities, applying a standard haircut for restructured performing collateral, assigning recovery assumptions for defaulted collateral by collateral type, and making additional negative adjustments for transactions where the notional amount of interest rate hedges materially exceeds the amount of performing collateral requiring hedges.

5. REITs are real estate investment trusts.

Page 17

Assured Guaranty Ltd.

Consolidated U.S. RMBS Profile

(dollars in millions)

Distribution of U.S. RMBS by Rating [1] and Type of Exposure as of March 31, 2011

Ratings:	Prime First Lien [2]	Closed End Seconds	HELOC [3]	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
AAA	$ 9	$ 0	$ 418	$ 97	$ -	$ 2,129	$ -	$ 2,654
AA	24	30	251	269	27	1,834	0	2,435
A	153	1	19	40	123	909	-	1,245
BBB	25	-	15	580	107	872	0	1,600
BIG	601	1,084	3,809	4,953	2,763	2,921	60	16,191
Total exposures	$ 813	$ 1,114	$ 4,513	$ 5,939	$ 3,020	$ 8,665	$ 60	$ 24,125

Distribution of U.S. RMBS by Year Insured [4] and Type of Exposure as of March 31, 2011

Year insured:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
2004 and prior	$ 52	$ 1	$ 337	$ 126	$ 49	$ 1,590	$ 0	$ 2,155
2005	180	-	1,008	675	140	361	0	2,364
2006	134	453	1,378	472	757	3,697	14	6,906
2007	446	659	1,790	2,994	1,968	2,930	47	10,835
2008	-	-	-	1,672	106	87	-	1,865
Total exposures	$ 813	$ 1,114	$ 4,513	$ 5,939	$ 3,020	$ 8,665	$ 60	$ 24,125

Distribution of U.S. RMBS by Rating [1] and Year Insured [4] as of March 31, 2011

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$ 1,429	$ 81	$ 104	$ 171	$ 370	$ 2,155
2005	167	152	40	124	1,881	2,364
2006	766	1,611	952	416	3,161	6,906
2007	286	430	44	575	9,499	10,835
2008	5	160	106	314	1,280	1,865
Total exposures	$ 2,654	$ 2,435	$ 1,245	$ 1,600	$ 16,191	$ 24,125
% of total	11.0%	10.1%	5.2%	6.6%	67.1%	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous RMBS transactions.

3. Home equity line of credit ("HELOC") securitizations.

4. Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Page 18

Assured Guaranty Ltd.

Direct U.S. RMBS Profile (1 of 2)

(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of March 31, 2011 [1]

U.S. Prime First Lien [2]

Year insured:	Net Par Outstanding	Pool Factor[3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
2005	$ 176	47.4%	5.3%	1.0%	9.4%	6
2006	134	63.0%	8.2%	0.0%	15.0%	1
2007	446	59.8%	10.1%	2.7%	15.0%	1
2008	-	-	-	-	-	-
	$ 757	57.5%	8.6%	1.8%	13.7%	8

U.S. Closed End Seconds

Year insured:	Net Par Outstanding	Pool Factor	Subordination [7]	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ -	-	-	-	-	-
2006	442	18.8%	-	57.7%	13.4%	2
2007	659	22.9%	-	63.2%	11.2%	10
2008	-	-	-	-	-	-
	$ 1,102	21.3%	-	61.0%	12.1%	12

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 947	19.9%	2.6%	13.8%	12.0%	6
2006	1,353	32.4%	1.9%	30.7%	11.1%	7
2007	1,790	47.5%	3.1%	27.1%	6.4%	9
2008	-	-	-	-	-	-
	$ 4,090	36.1%	2.6%	25.2%	9.3%	22

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 672	38.6%	10.9%	5.0%	19.6%	21
2006	472	45.9%	0.1%	14.4%	37.7%	7
2007	2,994	57.7%	6.5%	10.1%	34.1%	12
2008	1,672	53.7%	25.3%	10.2%	31.5%	5
	$ 5,810	53.4%	11.9%	9.9%	31.9%	45

1. Net par outstanding is based on values as of March 31, 2011. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on March 31, 2011 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous MBS transactions.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned ("REO") divided by current collateral balance.

7. Many of the closed end second lien transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions.

Page 19

Assured Guaranty Ltd.

Direct U.S. RMBS Profile (2 of 2)

(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of March 31, 2011 [1]

U.S. Alt-A Option ARMs

Year insured:	Net Par Outstanding	Pool Factor[2]	Subordination [3]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$ 131	27.9%	8.7%	8.2%	38.9%	4
2006	751	52.9%	3.6%	11.9%	52.7%	7
2007	1,968	57.7%	4.5%	13.0%	40.8%	11
2008	106	60.2%	49.5%	8.9%	28.2%	1
	$ 2,956	55.3%	6.1%	12.3%	43.3%	23

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 352	36.0%	46.7%	5.3%	41.4%	7
2006	3,690	24.7%	61.4%	14.4%	40.5%	4
2007	2,930	57.2%	25.7%	14.6%	48.7%	13
2008	82	70.1%	31.9%	8.4%	29.4%	1
	$ 7,054	39.3%	45.5%	14.0%	43.8%	25

1. Net par outstanding is based on values as of March 31, 2011. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on March 31, 2011 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by current collateral balance.

Page 20

Assured Guaranty Ltd.

Direct U.S. Commercial Real Estate Profile

(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating [1], Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of March 31, 2011 [2]

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor[3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
Super senior	$ 4,164	86.8%	34.4%	0.8%	8.5%	182
AAA	260	80.2%	27.7%	0.8%	12.4%	10
AA	750	83.7%	19.0%	1.2%	7.1%	29
A	404	74.7%	16.1%	0.8%	11.6%	11
BBB	-	-	-	-	-	-
BIG	-	-	-	-	-	-
Total exposures	**$ 5,578**	**85.2%**	**30.7%**	**0.9%**	**8.7%**	**232**

CDOs of U.S. Commercial Real Estate and CMBS[7]

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [8]	Avg. Current Credit Enhancement [8]
CDOs of commercial real estate	$ 664	69.5%	49.8%	51.6%
CDOs of CMBS[9]	291	30.5%	30.8%	46.8%
Total exposures	**$ 955**	**100.0%**	**44.0%**	**50.1%**

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. Net par outstanding is based on values as of March 31, 2011. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on March 31, 2011 information obtained from Intex, Trepp LLC, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches, over-collateralization and any first loss deductible, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO and any matured non-performing loans divided by current collateral balance.

7. Represents other U.S. Commercial Real Estate not included in the table above.

8. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

9. Relates to vintages 2003 and prior.

Page 21

Assured Guaranty Ltd.

Direct U.S. Consumer Receivables Profile

(dollars in millions)

Distribution of Direct U.S. Consumer Receivables by Rating [1] as of March 31, 2011

Rating:	Credit Cards	Student Loans	Manufactured Housing	Auto	Total Net Par Outstanding
Super senior	$ 1,150	$ -	$ -	$ -	$ 1,150
AAA	-	392	76	16	484
AA	-	-	44	860	904
A	-	-	-	664	664
BBB	-	869	-	178	1,047
BIG	-	-	158	-	158
Total exposures	**$ 1,150**	**$ 1,261**	**$ 278**	**$ 1,718**	**$ 4,407**
Average rating [1]	Super Senior	A	A-	A+	AA-
Avg. initial credit enhancement [2]	53.7%	7.2%	27.5%	13.5%	23.1%
Avg. current credit enhancement [2]	56.8%	8.7%	25.9%	35.1%	32.6%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2."Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

Page 22

BIG Exposures by Asset Exposure Type March 31, 2011 December 31, 2010 U.S. public finance: General obligation $ 776 $ 882 Municipal utilities 521 541 Tax backed 428 430 Healthcare 310 333 Transportation 160 162 Infrastructure finance 61 61 Higher education 21 21 Housing 1 8 Other public finance 713 721 Total U.S. public finance 2,991 3,159 Non-U.S. public finance: Infrastructure finance 1,557 1,506 Regulated utilities 5 289 Other public finance 306 - Total non-U.S. public finance 1,868 1,795 Total public finance $ 4,859 $ 4,954 U.S. structured finance: RMBS $ 16,191 $ 16,355 Pooled corporate obligations 3,131 2,976 Consumer receivables 488 425 Structured credit 387 399 Commercial receivables 318 240 Other structured finance 163 163 Total U.S. structured finance 20,678 20,558 Non-U.S. structured finance: Insurance securitizations 923 923 Pooled corporate obligations 353 355 Commercial receivables 16 16 Total non-U.S. structured finance 1,292 1,294 Total structured finance $ ,970 $ 21,852 Total BIG net par outstanding $ ,829 $ 26,806 Assured Guaranty Ltd. Below Investment Grade Exposures (1 of 5) (in millions) 1. Securities purchased for loss mitigation purposes represented $956.5 million and $489.3 million of gross par outstanding as of March 31, 2011 and December 31, 2010, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $248.7 million and $251.8 million in gross par outstanding as of March 31, 2011 and December 31, 2010, respectively. Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. BIG Net Par Outstanding 1 Page 23

Assured Guaranty Ltd.

Below Investment Grade Exposures (2 of 5)

(dollars in millions)

Net Par Outstanding by BIG Category [1]

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories	
	March 31, 2011 [2]	December 31, 2010 [2]
Category 1		
U.S. public finance	$ 1,824	$ 1,958
Non-U.S. public finance	1,867	1,794
U.S. structured finance	4,387	4,717
Non-U.S. structured finance	291	293
Total Category 1	8,369	8,762
Category 2		
U.S. public finance	281	282
Non-U.S. public finance	1	1
U.S. structured finance	8,998	8,818
Non-U.S. structured finance	2	2
Total Category 2	9,282	9,103
Category 3		
U.S. public finance	886	919
Non-U.S. public finance	-	-
U.S. structured finance	7,293	7,023
Non-U.S. structured finance	999	999
Total Category 3	9,178	8,941
BIG Total	**$ 26,829**	**$ 26,806**

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of below investment grade ("BIG") credits. During the fourth quarter of 2010 the Company revised the definitions of the three BIG surveillance categories to more closely track its view of whether a transaction is expected to experience a loss, without regard to whether the probability weighted expected loss exceeded the unearned premium reserve. While the revisions resulted in a number of transactions moving between BIG categories, the Company estimates that the revisions had a relatively small impact on the totals in each category. BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid. BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

2. Securities purchased for loss mitigation purposes represented $956.5 million and $489.3 million of gross par outstanding as of March 31, 2011 and December 31, 2010, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $248.7 million and $251.8 million in gross par outstanding as of March 31, 2011 and December 31, 2010, respectively.

Page 24

Assured Guaranty Ltd.

Below Investment Grade Exposures (3 of 5)
As of March 31, 2011
(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

Name or description		Net Par Outstanding	Internal Rating [1]
U.S. public finance:			
Jefferson County Alabama Sewer	$	494	D
Detroit (City of) Michigan		414	BB
Jefferson County Alabama School Sales Tax Limited Obligation		176	BB
Detroit (City of) School District Michigan		165	BB
San Joaquin Hills California Transportation		160	BB
Guaranteed Student Loan transaction		158	B
Guaranteed Student Loan transaction		136	CCC
St. Barnabas Health System - New Jersey		133	BB
Orlando Tourist Development Tax - Florida		118	BB+
Mashantucket Pequot Tribe, Connecticut		107	B
Harrisburg (City of) Pennsylvania General Obligation		93	B-
Puerto Rico Public Finance Corporation - Commonwealth Appropriation		88	BB+
Guaranteed Student Loan transaction		74	B
Guaranteed Student Loan transaction		62	BB
Guaranteed Student Loan transaction		59	BB
Total	**$**	**2,437**	
Non-U.S. public finance:			
Reliance Rail Finance Pty. Ltd		852	BB
Hellenic Republic		307	BB+
Cross City Tunnel Motorway Finance Limited		306	BB
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)		267	BB
Alte Liebe I Limited (Wind Farm)		106	BB
Total	**$**	**1,838**	
Total	**$**	**4,275**	

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Page 25

Structured Finance BIG Exposures Greater Than $50 Million Net Par Internal Current Credit 60+ Day Name or description Outstanding Rating 1 Enhancement Delinquencies 2 U.S. structured finance: U.S. RMBS: Deutsche Alt-A Securities Mortgage Loan 2007-2 872 $ CCC 0.6% 31.3% MABS 2007-NCW 579 B 32.6% 66.1% Countrywide HELOC 2006-I 503 CCC 0.0% 7.5% MASTR 2007-3 489 CCC 0.0% 54.0% Mortgage IT Securities Corp. Mortgage Loan 2007-2 446 B 10.1% 15.0% Private Residential Mortgage Transaction 443 B 20.3% 31.5% Private Residential Mortgage Transaction 440 B 21.1% 30.2% Countrywide HELOC 2006-F (includes $36.4 million repurchased) 3 426 CCC 0.0% 21.0% Deutsche Alt-A Securities Mortgage Loan 2007-3 398 B 5.5% 23.3% Private Residential Mortgage Transaction 397 B 20.8% 28.7% Private Residential Mortgage Transaction 395 CCC 23.2% 33.0% Option One 2007-FXD2 384 CCC 17.0% 31.5% CWALT Alternative Loan Trust 2007-HY9 363 CCC 6.2% 47.9% Private Residential Mortgage Transaction 355 CCC 13.0% 35.8% Nomura Asset Accept. Corp. 2007-1 (includes $0.8 million repurchased) 3 352 CCC 0.0% 39.6% AAA Trust 2007-2 316 CCC 32.1% 46.0% Harborview 2006-12 312 CCC 8.2% 59.4% Countrywide Home Equity Loan Trust 2007-D 311 CCC 0.0% 8.6% Countrywide Home Equity Loan Trust 2005-J 310 CCC 0.0% 16.2% Countrywide HELOC 2005-D 289 CCC 0.0% 11.8% Countrywide 2007-13 268 B 31.3% 57.6% Countrywide HELOC 2007-A (includes $24.0 million repurchased) 3 261 CCC 0.0% 7.4% Terwin Mortgage Trust 2006-12SL (includes $258.1 million repurchased) 3 249 CCC 0.0% 14.7% MARM 2007-1 (FKA MASTR 2007-OA1) (includes $1.2 million repurchased) 3 245 CCC 0.0% 34.2% GMACM 2004-HE3 234 B 0.0% 3.9% Countrywide HELOC 2007-B 234 CCC 0.0% 7.0% CWABS 2007-4 220 CCC 21.5% 45.8% Terwin Mortgage Trust 2007-1SL (includes $198.3 million repurchased) 3 205 CCC 0.0% 11.1% FHABS 2007-HE1 HELOC 201 B 0.0% 3.2% Soundview 2007-WMC1 193 CCC 8.9% 71.6% Terwin Mortgage Trust 2006-10SL (includes $94.9 million repurchased) 3 193 CCC 0.0% 11.7% Indymac 2007-H1 HELOC 191 CCC 0.0% 8.9% Harborview 2006-1 181 CCC 0.0% 60.7% FHABS 2006-HE2 HELOC 179 B 0.0% 4.3% Harborview 2007-1 179 CCC 11.8% 60.1% New Century 2005-A 163 B 20.7% 33.5% Renaissance (DELTA) 2007-3 147 CCC 23.8% 34.9% Countrywide HELOC 2005-C 138 B 0.0% 12.1% CSAB 2006-3 138 CCC 0.0% 43.7% CWALT 2007-OA10 (includes $42.1 million repurchased) 3 130 CCC 11.4% 51.5% Lehman Excess Trust 2007-16N 120 CCC 7.5% 43.6% Flagstar HELOC 2006-2 106 CCC 20.7% 8.2% Flagstar HELOC 2005-1 105 BB 20.5% 5.7% Taylor Bean & Whitaker 2007-2 (includes $29.4 million repurchased) 3 104 CCC 0.0% 28.3% Harborview 2006-10 103 CCC 0.0% 28.1% ACE Home Equity Loan Trust 2007-SL3 98 B 0.0% 9.6% American Home Mortgage Assets Trust 2007-4 96 CCC 0.0% 31.4% NAAC 2007-S2 92 CCC 0.0% 13.4% Deutsche Alt-B 2006-AB1 91 CCC 0.5% 28.6% CSAB 2006-2 (includes $11.8 million repurchased) 3 90 CCC 0.0% 38.2% IndyMac IMSC Mortgage Loan Trust 2007-HOA1 84 CCC 0.0% 33.8% Private Residential Mortgage Transaction 81 B 26.0% 34.0% MASTR Asset Backed Securities Trust 2005-NC2 80 CCC 12.9% 39.1% Countrywide ALTA 2005-22T 77 B 5.8% 26.5% Countrywide HELOC 2006-H (includes $14.1 million repurchased) 3 68 CCC 0.0% 19.7% Terwin Mortgage Trust 2005-16HE 67 B 9.2% 26.8% CSMC 2007-3 67 CCC 0.0% 32.9% MASTR 2006-OA2 (NEGAM) 65 BB 0.0% 52.0% Terwin Mortgage Trust 2007-6ALT (includes $27.7 million repurchased) 3 63 CCC 0.0% 53.3% ACE 2007-SL1 62 BB 0.0% 10.8% CSAB Mortgage-Backed Trust 2007-1 (includes $11.7 million repurchased) 3 59 CCC 0.0% 35.2% Deutsche Alt-B 2006-AB4 56 CCC 0.0% 34.5% ACE 2006-GP1 55 CCC 0.0% 7.2% Terwin Mortgage Trust 2005-14HE 52 B 8.4% 24.0% Total U.S. RMBS 14,270 $ 2. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding. 3. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio. Assured Guaranty Ltd. Below Investment Grade Exposures (4 of 5) As of March 31, 2011 (dollars in millions) 1. Assured Guaranty's internal rating. The Company’s ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. Page 26

Assured Guaranty Ltd.

Below Investment Grade Exposures (5 of 5)
As of March 31, 2011
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

Name or description		Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
U.S. structured finance:				
Other:				
Taberna Preferred Funding IV, Ltd	$	292	CCC	26.8%
Taberna Preferred Funding III, Ltd		287	CCC	16.6%
Alesco Preferred Funding XVI, Ltd		257	B	7.1%
Taberna Preferred Funding II, Ltd		233	CCC	22.2%
Attentus CDO I, Ltd		228	BB	29.7%
Trapeza CDO XI		218	BB-	28.2%
Weinstein Film Securitization		213	CCC	N/A
Alesco Preferred Funding XVII, Ltd		203	B	16.0%
Attentus CDO II, Ltd		189	BB	26.1%
Trapeza CDO X, Ltd		165	BB-	31.2%
Taberna Preferred Funding VI, Ltd		152	CCC	26.5%
Preferred Term Securities XIX, Ltd		149	BB+	34.4%
US Capital Funding IV, LTD		148	B-	13.5%
NRG PEAKER (includes $231.1 million repurchased) [2 3]		143	CCC	N/A
Private Student Loan Transaction		124	CCC	N/A
Preferred Term Securities XVI, Ltd		120	B	21.5%
Synthetic High Yield Pooled Corporate CDO		114	CCC	7.7%
Private Other Non-Municipal Transaction		111	B	N/A
Private Student Loan Transaction		100	CCC	N/A
Conseco Finance Manufactured Housing Series 2001-2		94	BB	16.3%
Greenpoint 2000-4		69	BB	12.6%
Preferred Term Securities XVII, Ltd		64	BB+	28.9%
America West Airlines EETC		63	BB	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance		63	BB	N/A
Preferred Term Securities XVIII, Ltd		63	BB	33.7%
Preferred Term Securities XX, Ltd		53	BB	29.2%
Rental Car Finance Corp 2006-1		50	BB	N/A
Rental Car Finance Corp 2007-1		50	BB	N/A
Total other	$	4,015		
Total	$	18,285		
Non-U.S. structured finance:				
Ballantyne RE, PLC Class A-2 Floating Rate Notes (includes $106.4 million repurchased) [2]	$	500	CC	N/A
Orkney Re II, Plc Series A-1 Floating Rate Notes		423	CCC	N/A
Augusta Funding Limited 05 Perpetual Note Issue		82	BB	N/A
Augusta Funding Limited 07 Perpetual Note Issue		77	BB	N/A
Synthetic High Yield Pooled Corporate CDO		76	CCC	7.7%
Total	$	1,158		
Total	$	19,443		

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

2. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

3. Net par shown is net of $96 million of ceded par. The Company owns 100% of the collateral in the insured transaction.

Page 27

Assured Guaranty Ltd.

Largest Exposures by Sector (1 of 4)
As of March 31, 2011
(in millions)

50 Largest U.S. Public Finance Exposures

Credit name:	Net Par Outstanding	Rating[1]
New Jersey (State of)	$ 4,367	AA-
California (State of)	3,534	BBB+
Massachusetts (Commonwealth of)	3,161	AA
New York (City of) New York	3,025	AA
New York (State of)	2,808	AA-
Puerto Rico (Commonwealth of)	2,636	BBB-
Chicago (City of) Illinois	2,516	AA-
Washington (State of)	2,320	AA-
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,306	A+
Houston Texas Water and Sewer Authority	2,290	A+
Port Authority of New York and New Jersey	2,260	AA-
Illinois (State of)	2,257	BBB+
Wisconsin (State of)	2,225	AA-
Los Angeles California Unified School District	2,208	AA-
University of California Board of Regents	2,005	AA-
Massachusetts (Commonwealth of) State Sales Tax	1,976	AA
New York MTA Transportation Authority	1,966	A
Pennsylvania (Commonwealth of)	1,898	AA-
New York City Municipal Water Finance Authority	1,816	AA+
Michigan (State of)	1,667	A+
Long Island Power Authority	1,626	A-
Chicago-O'Hare International Airport	1,610	A
Philadelphia (City of) Pennsylvania	1,605	BBB-
Miami-Dade County Florida School Board	1,575	A-
Arizona (State of)	1,549	AA-
Florida (State of)	1,487	AA+
Los Angeles California Department of Water and Power - Electric Revenue Bonds	1,473	AA-
Chicago Illinois Public Schools	1,456	A+
Kentucky (Commonwealth of)	1,448	AA-
Puerto Rico Highway and Transportation Authority	1,419	BBB
New Jersey Turnpike Authority	1,399	A-
Massachusetts (Commonwealth of) Water Resources	1,392	AA
New York MTA Dedicated Tax	1,388	AA-
Atlanta Georgia Water & Sewer System	1,356	BBB+
New York State Thruway - Highway Trust Fund	1,335	AA-
Illinois Toll Highway Authority	1,300	AA
San Francisco Airports Commission	1,294	A
Broward County Florida School Board	1,279	AA-
Hawaii (State of) Department of Hawaiian Home Lands	1,271	AA
Metro Washington Airport Authority	1,271	AA-
Philadelphia Pennsylvania School District	1,186	A
Connecticut (State of)	1,185	AA+
District of Columbia	1,184	A+
Puerto Rico Electric Power Authority	1,182	A-
California (State of) Department of Water Resources - Electric Power Revenue	1,146	A+
California State University System Trustee	1,115	AA-
Detroit Michigan Sewer	1,110	BBB+
Orlando-Orange County Expressway Authority, Florida	1,087	A+
Clark County Nevada School District	1,083	AA-
Pennsylvania Turnpike Commission	1,075	A+
Total top 50 U.S. public finance exposures	**$ 89,127**	

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Page 28

Assured Guaranty Ltd.

Largest Exposures by Sector (2 of 4)
As of March 31, 2011
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit name:	Net Par Outstanding	Rating[1]	Credit Enhancement
Fortress Credit Opportunities I, LP.	$ 1,302	AA	31.4%
Stone Tower Credit Funding	1,254	AAA	53.6%
Synthetic Investment Grade Pooled Corporate CDO	1,157	AAA	13.3%
Synthetic High Yield Pooled Corporate CDO	975	AA-	41.1%
Deutsche Alt-A Securities Mortgage Loan 2007-2	872	CCC	0.6%
Synthetic High Yield Pooled Corporate CDO	842	Super Senior	31.4%
Synthetic High Yield Pooled Corporate CDO	815	Super Senior	30.3%
Synthetic Investment Grade Pooled Corporate CDO	781	Super Senior	23.6%
Synthetic Investment Grade Pooled Corporate CDO	764	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	754	Super Senior	24.2%
Mizuho II Synthetic CDO	747	A	N/A
Synthetic Investment Grade Pooled Corporate CDO	739	Super Senior	29.2%
Synthetic High Yield Pooled Corporate CDO	731	AA-	40.0%
280 Funding I	660	AAA	39.8%
Synthetic Investment Grade Pooled Corporate CDO	653	AAA	17.2%
Private Consumer Receivable Transaction	650	Super Senior	49.4%
ARES Enhanced Credit Opportunities Fund	608	AAA	43.9%
MABS 2007-NCW	578	B	32.6%
Sandelman Finance 2006-1 Limited	563	AAA	41.1%
Synthetic Investment Grade Pooled Corporate CDO	514	Super Senior	14.3%
Countrywide HELOC 2006-I	503	CCC	0.0%
Synthetic High Yield Pooled Corporate CDO	494	AAA	46.7%
MASTR 2007-3	489	CCC	0.0%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Denali CLO VII, Ltd	481	AAA	20.2%
Eastland CLO, Ltd	468	Super Senior	36.4%
SLM Private Credit Student Trust 2007-A	450	BBB	11.5%
Avenue CLO V	449	AAA	21.1%
Mortgage IT Securities Corp. Mortgage Loan 2007-2	446	B	10.1%
Private Residential Mortgage Transaction	443	B	20.3%
Private Residential Mortgage Transaction	440	B	21.1%
Synthetic Investment Grade Pooled Corporate CDO	438	Super Senior	12.0%
Synthetic High Yield Pooled Corporate CDO	437	AAA	29.5%
Private Structured Credit Transaction	435	BBB+	N/A
Synthetic Investment Grade Pooled Corporate CDO	433	AAA	10.7%
LIICA Holdings, LLC	428	AA	N/A
Countrywide HELOC 2006-F (includes $36.4 million repurchased)[2]	426	CCC	0.0%
Liberty CLO Ltd Series	420	Super Senior	36.3%
Synthetic High Yield Pooled Corporate CDO	419	Super Senior	24.5%
Synthetic High Yield Pooled Corporate CDO	416	Super Senior	35.6%
Churchill Financial Cayman	413	AAA	35.2%
KKR Financial CLO 2007-1	409	AAA	51.3%
Grayson CLO	401	Super Senior	27.1%
Private Consumer Receivable Transaction	400	Super Senior	62.2%
Synthetic Investment Grade Pooled Corporate CDO	399	Super Senior	14.0%
Deutsche Alt-A Securities Mortgage Loan 2007-3	398	B	5.5%
Private Residential Mortgage Transaction	397	B	20.8%
Private Residential Mortgage Transaction	395	CCC	23.2%
Synthetic Investment Grade Pooled Corporate CDO	394	Super Senior	14.2%
SLM Student Loan Trust 2007 -6	392	AAA	3.5%
Total top 50 U.S. structured finance exposures	**$ 28,956**		

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Page 29

Assured Guaranty Ltd.

Largest Exposures by Sector (3 of 4)

As of March 31, 2011

(in millions)

25 Largest Non-U.S. Exposures

Credit name:	Net Par Outstanding	Rating[1]
Quebec Province	$ 2,263	A+
Sydney Airport Finance Company	1,684	BBB
Thames Water Utility Finance PLC	1,542	A-
Essential Public Infrastructure Capital II	1,036	Super Senior
Fortress Credit Investments I	1,017	AAA
Channel Link Enterprises Finance PLC	924	BBB
Reliance Rail Finance Pty. Ltd	853	BB
Southern Gas Networks PLC	835	BBB
Campania Region - Healthcare receivable	825	A-
International AAA Sovereign Debt Synthetic CDO	821	AAA
Societe des Autoroutes du Nord et de l'est de France S.A.	737	BBB+
United Utilities Water PLC	735	BBB+
Paragon Mortgages (No.13) PLC	728	AAA
Powercor Australia LLC	720	A-
Synthetic Investment Grade Pooled Corporate CDO	715	Super Senior
Capital Hospitals (Issuer) PLC	703	BBB-
International Infrastructure Pool	689	A-
International Infrastructure Pool	689	A-
International Infrastructure Pool	689	A-
Artesian Finance II Plc (Southern)	668	A-
Japan Expressway Holding and Debt Repayment Agency	667	AA
Synthetic Investment Grade Pooled Corporate CDO	583	Super Senior
ETSA Utility Finance Pty. Ltd	582	A-
DBNGP Finance Co Pty Ltd Note Issue 1 & 2	574	BBB
Taberna Europe CDO II PLC	571	BBB-
Total top 25 non-U.S. exposures	**$ 21,850**	

1.Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Page 30

Assured Guaranty Ltd.

Largest Exposures by Sector (4 of 4)
As of March 31, 2011
(in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	**Net Par Outstanding**
Bank of America, N.A. [1]	$ 7,393
American Home Mortgage Servicing, Inc.	2,549
Wells Fargo Bank, N.A.	2,203
GMAC Mortgage Corporation	1,890
Specialized Loan Servicing, LLC.	1,538
Ocwen Loan Servicing, LLC.	1,193
JPMorgan Chase Bank	820
OneWest Bank Group, LLC.	725
Select Portfolio Servicing, Inc.	491
Litton Loan Servicing LP	394
Total top 10 U.S. residential mortgage servicers exposures	**$ 19,196**

10 Largest U.S. Healthcare Exposures

Credit name:	**Net Par Outstanding**	**Rating[2]**	**State**
CHRISTUS Health	$ 498	A+	TX
MultiCare Health System	447	A+	WA
Methodist Healthcare, TN	377	A	TN
Virtua Health - New Jersey	363	A	NJ
Meridian Health System	361	A-	NJ
Covenant Health Hospital Revenue Bonds	348	A-	TN
Iowa Health System	327	A+	IA
Bon Secours Health System Obligated Group	313	A-	MD
Asante Health System	295	A	OR
Lehigh Valley Health Network	294	A+	PA
Total top 10 U.S. healthcare exposures	**$ 3,623**		

1. Includes Countrywide Home Loans Servicing LP.

2. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Page 31

Assured Guaranty Ltd.

Rollforward of Net Expected Loss and LAE to be Paid
As of March 31, 2011
(in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended March 31, 2011

Financial Guaranty Insurance Contracts and Credit Derivatives	**Expected Loss to be Paid as of December 31, 2010**	**Loss Development and Accretion of Discount for 1Q-11 [1]**	**Paid Losses 1Q-11**	**Expected Loss to be Paid as of March 31, 2011**
U.S. RMBS				
First lien:				
Prime first lien	$ 1.4	$ 0.1	$ -	$ 1.5
Alt-A first lien	399.8	14.4	(19.6)	394.6
Alt-A option ARMs	628.8	(119.4)	(99.7)	409.7
Subprime first lien	310.6	13.4	(9.2)	314.8
Total first lien	1,340.6	(91.5)	(128.5)	1,120.6
Second lien:				
Closed end seconds	87.5	(133.7)	(31.9)	(78.1)
HELOC	(805.7)	77.6	(64.6)	(792.7)
Total second lien	(718.2)	(56.1)	(96.5)	(870.8)
Total U.S. RMBS	622.4	(147.6)	(225.0)	249.8
TruPS	90.3	0.1	(1.4)	89.0
Other structured finance	247.2	12.1	(2.2)	257.1
Public finance	88.9	(13.2)	(9.0)	66.7
Total	**$ 1,048.8**	**$ (148.6)**	**$ (237.6)**	**$ 662.6**

1. Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

Page 32

Assured Guaranty Ltd.

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development

(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Three Months Ended March 31, 2011

	Future Net R&W Benefit at December 31, 2010	R&W Development and Accretion of Discount During 1Q-11	R&W Recovered During 1Q-11	Future Net R&W Benefit at March 31, 2011
Financial guaranty insurance:				
Prime first lien	$ 1.1	$ 1.2	$ -	$ 2.3
Alt-A first lien	81.0	39.7	-	120.7
Alt-A option ARMs	309.3	335.3	(25.6)	619.0
Subprime first lien [1]	26.8	54.3	-	81.1
Closed end seconds	178.2	95.0	-	273.2
HELOC	1,004.1	154.5	(33.9)	1,124.7
Total	$ 1,600.5	$ 680.0	$ (59.5)	$ 2,221.0
Credit derivatives	$ 70.2	$ 104.0	$ -	$ 174.2

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies With R&W Benefit as of March 31, 2011 and December 31, 2010

	# of Insurance Policies with R&W Benefit Recorded as of		Outstanding Principal and Interest Policies with R&W Benefit Recorded as of	
	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010
Financial guaranty insurance:				
Prime first lien	1	1	$ 55.6	$ 57.1
Alt-A first lien	21	17	1,909.9	1,882.8
Alt-A option ARMs	12	11	2,099.7	1,909.8
Subprime first lien [1]	4	1	995.9	228.7
Closed end seconds	4	4	411.0	444.9
HELOC	16	13	3,909.7	2,969.8
Total	58	47	$ 9,381.8	$ 7,493.1
Credit derivatives	7	6	$ 4,005.1	$ 3,616.5

1. Includes net interest margin.

Page 33

Assured Guaranty Ltd.

Losses Incurred and Paid
As of March 31, 2011
(in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions [1]	1Q-11 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
First lien:					
Prime first lien	$ 601.2	$ (0.1)	$ 1.1	$ -	$ 0.2
Alt-A first lien	4,953.1	11.7	228.2	4.6	180.2
Alt-A option ARMs	2,762.5	(35.2)	198.9	76.2	299.2
Subprime first lien [2]	2,981.4	22.5	222.2	-	85.6
Total first lien	11,298.2	(1.1)	650.4	80.8	565.2
Second lien:					
Closed end seconds	1,083.5	(36.7)	6.4	113.3	80.5
HELOC	3,809.3	61.0	7.5	849.1	190.3
Total second lien	4,892.8	24.3	13.9	962.4	270.8
Total U.S. RMBS	16,191.0	23.2	664.3	1,043.2	836.0
Other structured finance	5,778.3	17.6	301.4	1.8	26.8
Public finance	4,859.3	(15.8)	60.2	36.6	41.4
Subtotal	26,828.6	25.0	1,025.9	1,081.6	904.2
Effect of consolidating financial guaranty VIEs	-	(51.9)	(62.5)	(153.5)	(196.6)
Total	26,828.6	(26.9)	963.4	928.1	707.6
Other	-	-	2.1	-	-
Total	**$ 26,828.6**	**$ (26.9)**	**$ 965.5**	**$ 928.1**	**$ 707.6**

	Total Loss and Loss Adjustment Expense Reserves
Insurance reserves:	
Gross	$ 407.9
Ceded	18.6
Net insurance reserves	$ 389.3
Salvage and subrogation recoverable:	
Gross	$ 1,057.0
Ceded [3]	128.9
Net salvage and subrogation recoverable	$ 928.1
Credit impairment on credit derivative contracts [4]:	
Gross	$ 597.1
Ceded	20.9
Net credit derivative credit impairment	$ 576.2

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance [5]

Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$ 389.3
Credit impairment on credit derivative contracts	576.2
Net loss and LAE reserves and credit impairment	$ 965.5

1. As of March 31, 2011, securities purchased for loss mitigation purposes represented $956.5 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $248.7 million in gross par outstanding.

2. Includes net interest margin.

3. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

4. Credit derivative assets and liabilities recorded on the balance sheet incorporate estimates of expected losses.

5. Gross of salvage and subrogation assets.

Page 34

Assured Guaranty Ltd.

Summary Financial and Statistical Data

(dollars in millions, except per share amounts)

	Q1 2011	Year Ended December 31, 2010	2009	2008	2007
GAAP Summary Income Statement Data					
Net earned premiums	$ 254.0	$ 1,186.7	$ 930.4	$ 261.4	$ 159.3
Realized gains and other settlements on credit derivatives	35.4	153.5	163.6	117.6	74.0
Net investment income	96.4	354.7	259.2	162.6	128.1
Total expenses	62.0	765.8	784.2	440.9	161.5
Income (loss) before income taxes	192.1	635.5	132.9	112.3	(463.0)
Net income (loss) attributable to Assured Guaranty Ltd.	125.4	548.9	97.2	68.9	(303.3)
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	$ 0.67	$ 2.90	$ 0.75	$ 0.77	$ (4.38)
Non-GAAP Summary Income Statement Data					
Operating income	248.9	660.3	293.4	74.5	178.0
Operating income per diluted share	$ 1.33	$ 3.49	$ 2.27	$ 0.84	$ 2.57
GAAP Summary Balance Sheet Data (End of Period)					
Total investments and cash	$ 10,601.0	$ 10,837.1	$ 11,012.5	$ 3,643.6	$ 3,147.9
Total assets	19,509.2	19,794.6	16,802.7	4,555.7	3,762.9
Unearned premium reserve	6,637.2	6,972.9	8,400.2	1,233.7	887.2
Loss and LAE reserve	407.9	563.0	289.5	196.8	125.6
Long-term debt	1,049.7	1,052.9	1,066.5	347.2	347.1
Shareholders' equity attributable to Assured Guaranty Ltd.	3,894.5	3,798.8	3,520.5	1,926.2	1,666.6
Book value attributable to Assured per share	$ 21.16	$ 20.67	$ 19.12	$ 21.18	$ 20.85
Other Financial Information (GAAP Basis)					
Net debt service outstanding (end of period)	$ 905,999	$ 927,143	$ 958,265	$ 348,816	$ 302,413
Gross debt service outstanding (end of period)	1,005,512	1,029,982	1,095,037	354,858	307,657
Net par outstanding (end of period)	602,287	617,131	640,422	222,722	200,279
Gross par outstanding (end of period)	664,330	681,248	726,929	227,164	204,809
Other Financial Information (Statutory Basis)					
Net debt service outstanding (end of period)	$ 889,232	$ 905,131	$ 942,193	$ 348,816	$ 302,413
Gross debt service outstanding (end of period)	985,897	1,004,096	1,076,039	354,858	307,657
Net par outstanding (end of period)	586,973	598,843	626,274	222,722	200,279
Gross par outstanding (end of period)	646,418	659,765	709,786	227,164	204,809
Consolidated qualified statutory capital	5,495	4,915	4,841	2,310	2,079
Consolidated policyholders' surplus and reserves	10,315	10,247	10,409	3,652	3,040
Ratios:					
Par insured to statutory capital	107:1	122:1	129:1	96:1	96:1
Capital ratio [1]	162:1	184:1	195:1	151:1	145:1
Financial resources ratio [2]	70:1	72:1	72:1	70:1	68:1
Gross debt service written:					
Public finance - U.S.	$ 2,235	$ 48,990	$ 87,940	$ 68,265	$ 66,190
Public finance - non-U.S.	-	51	894	3,350	11,849
Structured finance - U.S.	100	2,962	2,501	13,972	42,414
Structured finance - non-U.S.	-	-	-	5,490	13,122
Total gross debt service written	$ 2,335	$ 52,003	$ 91,335	$ 91,077	$ 133,575
Net debt service written	$ 2,335	$ 52,003	$ 91,335	$ 89,871	$ 129,872
Net par written	2,319	30,759	49,759	55,418	84,686
Gross par written	2,319	30,759	49,921	56,140	88,117

1. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
2. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Page 35

Glossary Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s 10-K report for December 31, 2010. General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds. Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities. Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies. Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges. Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities. Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue. Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration. Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity. Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities. Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company’s international regulated utility business is conducted in the UK. Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations. Other public finance: primarily includes government insured student loans, government-sponsored project finance and structured municipal which includes excess of loss reinsurance on portfolios of municipal credits. Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues. Residential Mortgage-Backed Securities (‘‘RMBS’’) and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate (‘‘ARM’’) and option adjustable-rate (‘‘Option ARM’’) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently being in run off. Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a banksponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property. Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables. Commercial Mortgage-Backed Securities (‘‘CMBS’’) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties. Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable. Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets. Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas. Page 36

Endnotes related to non-GAAP financial measures discussed in the financial supplement: The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Assured Guaranty’s management and board of directors utilize non-GAAP measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results. The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures. Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following: 1) Elimination of the after-tax realized gains (losses) on the Company’s investments, including other than temporary impairments, and credit and interest rate related gains and losses from sales of securities. Impairments and losses from sales of creditimpaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate related gains or losses, is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions. 2) Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules. 3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize. 5) Elimination of the effects of consolidating certain financial guaranty VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd. , as reported under GAAP, adjusted for the following: 1) Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. 2) Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss. Operating return on equity (‘‘Operating ROE’’): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis. Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following: 1) Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods. 2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below. 3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity. Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company’s tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives (“Credit Derivative Revenues”) do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company’s tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and credit derivative revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation. Page 37

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity Investors:
Sabra Purtill
Managing Director, Investor Relations and Corporate Communications
(212) 408-6044
spurtill@assuredguaranty.com

Ross Aron
Assistant Vice President, Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com